EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804
MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR FIRST QUARTER FISCAL YEAR 2017

•
Record GAAP net sales of $799.4 million which was negatively impacted by $44.6 million due to GAAP rules for revenue recognition of distributor inventory from our acquisitions of Atmel and Micrel. Microchip was unable to provide GAAP net sales guidance due to the acquisition of Atmel.

•	Record Non-GAAP net sales of $844.0 million, above the high end of our non-GAAP net sales guidance provided on May 4, 2016 of $799.1 million to $841.9 million.

•
Impacted by $228.0 million of Atmel purchase accounting, restructuring and other charges, our GAAP operating loss was $59.1 million. Our GAAP results were: gross margins of 43.6%; operating loss of $59.1 million; net loss from continuing operations of $109.2 million; and loss per share from continuing operations of 51 cents per diluted share. There was no First Call published estimate and no guidance provided by Microchip for GAAP EPS.

•
On a non-GAAP basis: gross margins of 55.8%; record operating income of $231.1 million; record net income from continuing operations of $194.0 million and record EPS from continuing operations of 84 cents per diluted share. Our original guidance provided on May 4, 2016 was EPS of 70 to 79 cents.

•	Record sales of microcontrollers, analog and memory products on a consolidated basis, including Atmel.

•	Record quarterly dividend declared of 36.0 cents per share.
CHANDLER, Arizona - August 8, 2016 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2016 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended June 30, 2016
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$799.4		$844.0
Gross Margin	$348.5	43.6%	$471.1	55.8%
Operating (Loss) Income	$(59.1)	(7.4)%	$231.1	27.4%
Other Expense	$(31.6)		$(19.6)
Income Tax Provision	$18.5		$17.6
Net (Loss) Income from Continuing Operations	$(109.2)	(13.7)%	$194.0	23.0%
Earnings (Loss) per Diluted Share from Continuing Operations	(51) Cents		84 Cents
Net Loss from Discontinued Operations	$(4.1)	(0.5)%
Loss per Diluted Share from Discontinued Operations	(2) Cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

GAAP net sales for the first quarter of fiscal 2017 were $799.4 million, up 49.7% from GAAP net sales of $534.0 million in the prior year's first fiscal quarter. GAAP net loss from continuing operations for the first quarter of fiscal 2017 was $(109.2) million, or (51) cents per diluted share, down from GAAP net income of $130.7 million, or 60 cents per diluted share, in the prior year's first fiscal quarter.

Non-GAAP net sales for the first quarter of fiscal 2017 were $844.0 million, up 58.1% from non-GAAP net sales of $534.0 million in the prior year's first fiscal quarter. Non-GAAP net income from continuing operations for the first quarter of fiscal 2017 was $194.0 million, or 84 cents per diluted share, up 30.2% from non-GAAP net income of $148.9 million, or 69 cents per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2017 and fiscal 2016, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors, non-cash interest expense on our convertible debentures, gains on equity securities, the related income tax implications of these items and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 36.0 cents per share. The quarterly dividend is payable on September 6, 2016 to stockholders of record on August 22, 2016.

"Our June quarter financial results were outstanding. Non-GAAP net sales, gross margin percentage, operating profit percentage, and earnings per share were all above the high end of our guidance from May 4, 2016," said Steve Sanghi, Chairman and CEO. "Our non-GAAP earnings per share were 9.5 cents per share better than the mid-point of our guidance, and up 19.6% sequentially from the March quarter, due to improving sales, gross margin, operating expense leverage, and accretion from both Micrel and Atmel. We achieved excellent results both from our core business at Microchip as well as from the Atmel business."

Mr. Sanghi added, "We achieved all-time record net sales and non-GAAP earnings per share in the June 2016 quarter. We are tracking well ahead of our guidance for non-GAAP earnings per share for fiscal 2017 which we commented on in our May 4, 2016 earnings conference call."

"We achieved strong revenue growth in the microcontroller businesses of both core Microchip and Atmel in the June quarter," said Ganesh Moorthy, President and Chief Operating Officer. "All microcontroller business units for Microchip, as well as for Atmel, outperformed our expectations in the June quarter. Atmel's customers felt

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Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

reassured about Microchip's plans to continue to support Atmel's microcontroller products going forward and launched their new products with confidence."

Mr. Moorthy added, "Our analog business revenue excluding Atmel, as well as including Atmel were both up nicely in the June quarter as compared to the March quarter. Microchip's vast portfolio of analog products is one of our greatest growth opportunities, as our sales teams and channel partners attach them to Atmel microcontrollers at customers and applications that we otherwise did not have visibility into."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our inventory days were well managed during the quarter, and excluding purchase accounting adjustments were 107 days, well within our target model. Additionally, the strength in our business in the June 2016 quarter has our net leverage tracking ahead of schedule to the targets we had previously outlined to our stockholders."

Mr. Sanghi added, "We expect total net sales in the September 2016 quarter including Atmel to be flat to up 4% sequentially. We expect gross margin to be between 55.6% and 56.2%. We expect overall operating expenses from continuing operations to be between 27.2% and 27.9% of net sales, marking another significant reduction in Atmel's operating expenses. We expect operating income from continuing operations to be between 27.7% and 29% of net sales."

Mr. Sanghi concluded, "Based on the rapid integration progress we made in the June quarter, we are increasing the accretion target from Atmel from 25 cents to 40 cents for fiscal 2017."

Microchip's Highlights for the Quarter Ended June 30, 2016:

•
Expanding on Microchip's industry leading position with LoRa® technology, Microchip released the industry’s first LoRa technology evaluation kits. Driven by the LoRa Alliance, LoRa technology is able to achieve a range of up to 10 miles and 10 years of battery life. This kit provides customers with all the required components to create a Low-Power Wide-Area Network (LPWAN) in Europe or North America.

•
Microchip launched its lowest-power, most cost-effective PIC32 family with Core Independent Peripherals. The PIC32MM family bridges the gap between the company’s popular PIC24F XLP and PIC32MX families and will be ideal for Internet of Things (IoT), consumer, industrial control, and motor control applications.

•
Microchip introduced a hardware cryptography-enabled 32-bit microcontroller for Internet of Things (IoT) applications. The CEC1302 offers customers significant performance improvements over firmware-based security solutions.

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Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

•
Microchip celebrated the major milestone of shipping its two millionth development tool. Microchip's line of development tools has continued to grow and expand and can support nearly any embedded design application using Microchip's microcontrollers, digital signal controllers, or analog components.

•
Microchip continued to prove that MOST® technology is still a leading standard for automotive infotainment, announcing several new design wins for the technology including announcing its adoption in the General Motors (GM) global compact car platform.

•
Registration is now open for Microchip's 20th annual MASTERs Conference. This year, in partnership with Mouser Electronics, Grant Imahara, will be a special guest speaker. MASTERs will take place from August 17-20, 2016 at the JW Marriott Desert Ridge in Phoenix, Arizona.

•
Two new, next-generation Bluetooth® Low Energy (BLE) solutions with an easy-to-use ASCII-style command interface were released from Microchip. The RN4870 and RN4871 modules support the latest Bluetooth 4.2 standard and have embedded scripting capability.

•
Microchip announced a graphical user interface (GUI) composer tool for MPLAB® Harmony. MPLAB Harmony Graphics Composer (MHGC) is a completely free development tool for developing GUIs for all PIC32 microcontrollers through Microchip's Harmony Configurator and MPLAB X Integrated Development Environment.

•	Microchip was listed on Newsweek's Green Rankings as #286 included amongst all the largest companies in the world. This award recognizes Microchip as one of the greenest big companies in the world.

Second Quarter Fiscal Year 2017 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Due to our recent acquisition of Atmel and the related purchase accounting, we are not able to provide GAAP guidance at this time. We are able to provide the following non-GAAP guidance:

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Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

Microchip Consolidated Guidance - Non-GAAP[1]
Net Sales	$844.0 million to $877.8 million
Gross Margin[2]	55.6% to 56.2%
Operating Expenses	27.2% to 27.9%
Operating Income	27.7% to 29.0%
Other Expense	$22.0 million to $22.8 million
Income Tax Expense	8% to 9%
Net Income	$192.7 million to $213.2 million
Diluted Common Shares Outstanding[3]	233.4 million shares
Earnings per Diluted Share[3]	83 cents to 91 cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip's inventory days, excluding Atmel, at September 30, 2016 are expected to be flat to down 4 days excluding purchase accounting adjustments. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures, including Atmel, for the quarter ending September 30, 2016 are expected to be approximately $30 million. Capital expenditures for all of fiscal year 2017 are expected to be approximately $141 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

•	We expect net cash generation during the September quarter of $175 million to $200 million prior to the dividend payment, changes in borrowing levels, and any acquisition-related activities.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors, non-cash interest expense on our convertible debentures, gains on equity securities, the related income tax implications of these items and non-recurring tax events. Our non-GAAP net sales outlook for the September 2016 quarter reflects accounting for revenue for Atmel distributors on a sell-through basis. Net sales from Atmel's sell-through distributors that the distributors owned as of the acquisition date is not recognized for GAAP purposes. We believe that our disclosure of non-GAAP net sales provides investors with useful information regarding the actual end market demand for our products.

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Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses or other expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income (loss), non-GAAP other expense, net, non-GAAP income tax provision (benefit)/tax rate, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations

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Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

section of our website under the heading "Supplemental Financial Information"), repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2016 quarter of $57.00 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)

	Three months ended
	June 30,
	2016	2015

Net sales	$799,411	$533,952
Cost of sales	450,921	224,935
Gross profit	348,490	309,017

Research and development	147,883	84,680
Selling, general and administrative	157,505	66,849
Amortization of acquired intangible assets	80,171	34,612
Special charges, net	22,035	1,557
Operating expenses	407,594	187,698

Operating (loss) income	(59,104)	121,319
Losses on equity method investments	(56)	(177)
Other expense, net	(31,587)	(1,577)

(Loss) income from continuing operations before income taxes	(90,747)	119,565
Income tax provision (benefit)	18,478	(10,895)
Net (loss) income from continuing operations	(109,225)	130,460
Discontinued operations:
Loss from discontinued operations before income taxes	(5,473)	—
Income tax benefit	(1,335)	—
Net loss from discontinued operations	(4,138)	—

Net (loss) income	(113,363)	130,460
Less: Net loss attributable to noncontrolling interests	—	207
Net (loss) income attributable to Microchip Technology	$(113,363)	$130,667

Basic net (loss) income per common share attributable to Microchip Technology stockholders
Net (loss) income from continuing operations	$(0.51)	$0.65
Net loss from discontinued operations	(0.02)	—
Net (loss) income attributable to Microchip Technology	$(0.53)	$0.65
Diluted net (loss) income per common share attributable to Microchip Technology stockholders
Net (loss) income from continuing operations	$(0.51)	$0.60
Net loss from discontinued operations	(0.02)	—
Net (loss) income attributable to Microchip Technology	$(0.53)	$0.60

Basic common shares outstanding	214,345	202,232
Diluted common shares outstanding	214,345	216,767

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	June 30,	March 31,
	2016	2016
	(Unaudited)
Cash and short-term investments	$601,792	$2,446,035
Accounts receivable, net	435,511	290,183
Inventories	518,431	306,815
Assets held for sale	18,398	—
Other current assets	98,856	53,680
Total current assets	1,672,988	3,096,713

Property, plant & equipment, net	732,816	609,396
Long-term investments	—	118,549
Other assets	4,952,952	1,713,225
Total assets	$7,358,756	$5,537,883

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities	$360,114	$198,577
Deferred income on shipments to distributors	213,171	183,432
Total current liabilities	573,285	382,009

Long-term line of credit	1,913,745	1,043,156
Senior convertible debentures	1,227,444	1,216,313
Junior convertible debentures	195,315	193,936
Long-term income tax payable	290,742	111,061
Long-term deferred tax liability	468,563	399,218
Other long-term liabilities	157,113	41,271

Stockholders' equity	2,532,549	2,150,919
Total liabilities and stockholders' equity	$7,358,756	$5,537,883

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three months ended
	June 30,
	2016	2015
Net sales, as reported	$799,411	$533,952
Distributor revenue recognition adjustment	44,587	—
Non-GAAP net sales	$843,998	$533,952

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three months ended
	June 30,
	2016	2015
Gross profit, as reported	$348,490	$309,017
Distributor revenue recognition adjustment, net of product cost	23,416	—
Share-based compensation expense	7,897	1,657
Manufacturing excursion	800	—
Acquisition-related restructuring and acquired inventory valuation costs	90,488	543
Non-GAAP gross profit	$471,091	$311,217
Non-GAAP gross profit percentage	55.8%	58.3%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended
	June 30,
	2016	2015
Research and development expenses, as reported	$147,883	$84,680
Share-based compensation expense	(17,517)	(7,098)
Acquisition-related and other costs	1,201	—
Non-GAAP research and development expenses	$131,567	$77,582
Non-GAAP research and development expenses as a percentage of net sales	15.6%	14.5%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended
	June 30,
	2016	2015
Selling, general and administrative expenses, as reported	$157,505	$66,849
Share-based compensation expense	(34,165)	(5,357)
Acquisition-related and other costs	(14,946)	(2,174)
Non-GAAP selling, general and administrative expenses	$108,394	$59,318
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.8%	11.1%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three months ended
	June 30,
	2016	2015
Operating expenses, as reported	$407,594	$187,698
Share-based compensation expense	(51,682)	(12,455)
Acquisition-related and other costs	(13,745)	(2,174)
Amortization of acquired intangible assets	(80,171)	(34,612)
Special charges, net	(22,035)	(1,557)
Non-GAAP operating expenses	$239,961	$136,900
Non-GAAP operating expenses as a percentage of net sales	28.4%	25.6%

RECONCILIATION OF GAAP OPERATING (LOSS) INCOME TO NON-GAAP OPERATING INCOME

	Three months ended
	June 30,
	2016	2015
Operating (loss) income, as reported	$(59,104)	$121,319
Distributor revenue recognition adjustment	23,416	—
Share-based compensation expense	59,579	14,112
Manufacturing excursion	800	—
Acquisition-related restructuring, acquired inventory valuation and other costs	104,233	2,717
Amortization of acquired intangible assets	80,171	34,612
Special charges, net	22,035	1,557
Non-GAAP operating income	$231,130	$174,317
Non-GAAP operating income as a percentage of net sales	27.4%	32.6%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three months ended
	June 30,
	2016	2015
Other expense, net, as reported	$(31,587)	$(1,577)
Gain on equity securities and equity method investment	(468)	(16,064)
Non-cash other expense, net	12,537	11,812
Non-GAAP other expense, net	$(19,518)	$(5,829)
Non-GAAP other expense, net, as a percentage of net sales	(2.3)%	(1.1)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three months ended
	June 30,
	2016	2015
Income tax provision (benefit), as reported	$18,478	$(10,895)
Income tax rate, as reported	(20.4)%	(9.1)%
Distributor revenue recognition adjustment	3,566	—
Share-based compensation expense	20,888	3,532
Manufacturing excursion	295	—
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	11,769	3,038
Special charges, net	6,470	415
Non-cash other expense, net	4,620	4,388
Gain on equity securities and equity method investment	(172)	—
Tax adjustment in accordance with ASC 740-270	(55,215)	—
Non-recurring tax events	6,877	18,723
Non-GAAP income tax provision	$17,576	$19,201
Non-GAAP income tax rate	8.3%	11.4%

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RECONCILIATION OF GAAP NET (LOSS) INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND GAAP DILUTED NET (LOSS) INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three months ended
	June 30,
	2016			2015
	Consolidated Operations	Continuing Operations	Discontinued Operations
Net (loss) income attributable to Microchip Technology, as reported	$(113,363)	$(109,225)	$(4,138)	$130,667
Noncontrolling interests	—	—	—	(375)
Discontinued operations	4,138	—	4,138	—
Distributor revenue recognition adjustment, net of tax effect	19,850	19,850	—	—
Manufacturing excursion, net of tax effect	505	505	—	—
Share-based compensation expense, net of tax effect	38,691	38,691	—	10,580
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	172,635	172,635	—	34,291
Special charges, net of tax effect	15,565	15,565	—	1,142
Non-cash other expense, net of tax effect	7,917	7,917	—	7,424
Gain on equity securities and equity method investment, net of tax effect	(296)	(296)	—	(16,064)
Tax adjustment in accordance with ASC 740-270	55,215	55,215	—	—
Non-recurring tax events	(6,877)	(6,877)	—	(18,723)
Non-GAAP net income attributable to Microchip Technology	$193,980	$193,980	$0	$148,942
Non-GAAP net income attributable to Microchip Technology as a percentage of net sales		23.0%		27.9%

Diluted net (loss) income per common share attributable to Microchip Technology stockholders, as reported	$(0.53)	$(0.51)	$(0.02)	$0.60
Non-GAAP diluted net income per common share attributable to Microchip Technology stockholders	$0.84	$0.84	$0.00	$0.69
Diluted common shares outstanding, as reported	214,345	214,345	214,345	216,767
Diluted common shares outstanding Non-GAAP	230,670	230,670	230,670	216,253

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Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

Microchip will host a conference call today, August 8, 2016 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 15, 2016.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) August 8, 2016 and will remain available until 8:00 p.m. (Eastern Time) on August 15, 2016. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 7634449.

Cautionary Statement:

The statements in this release relating to improving sales, gross margin, operating expense leverage and accretion from Micrel and Atmel, tracking well ahead of our previous provided guidance for non-GAAP earnings per share for fiscal 2017, our plans to continue to support Atmel's microcontroller products, our portfolio of analog products being one of our greatest growth opportunities, our net leverage tracking ahead of schedule, expecting net sales in the September quarter to be flat to up 4% sequentially, expecting gross margin to be between 55.6% and 56.2%, expecting overall operating expenses from continuing operations to be between 27.2% and 27.9%, increasing the accretion target from Atmel from 25 cents to 40 cents for fiscal 2017, that our line of development tools has continued to grow, that our MOST technology is still a leading standard for automotive infotainment, our second quarter fiscal 2017 non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the September 2016 quarter and for all of fiscal 2017, continuing to invest to support the growth of our production capabilities for fast growing new products and technologies, net cash generation, and assumed average stock price in the September 2016 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products (including Atmel products) and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our Atmel acquisition; our ability to continue to realize the expected benefits of our other acquisitions; the impact of any other significant acquisitions

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Microchip Technology Reports
First Quarter Fiscal 2017
Financial Results

that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, the Atmel transaction or other issues; our actual average stock price in the September 2016 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 8, 2016 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MOST, MPLAB, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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